LEXINGTON REALTY TRUST,
Issuer,

CERTAIN SUBSIDIARIES OF LEXINGTON REALTY TRUST,
Subsidiary Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,
Trustee

FIFTH SUPPLEMENTAL INDENTURE
Dated as of June 9, 2009

5.45% Exchangeable Guaranteed Notes due 2027

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), is entered into as of June 9, 2009, among LEXINGTON REALTY TRUST, a Maryland real estate investment trust (the “Issuer”), CERTAIN SUBSIDIARIES OF THE ISSUER SIGNATORIES HERETO (including subsidiaries of the Issuer subsequently becoming guarantors, the “Subsidiary Guarantors” or the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee hereunder (the “Trustee”), having its Corporate Trust Office at 100 Wall Street, Suite 1600, New York, New York 10005.

WHEREAS, the Issuer, the Guarantors and the Trustee entered into that certain Indenture dated as of January 29, 2007 (the “Original Indenture”), relating to the Issuer’s unsecured debt securities authenticated and delivered under the Original Indenture;

WHEREAS, pursuant to Section 301 of the Original Indenture, the Issuer, the Guarantors and the Trustee established the terms of a series of Securities entitled the “5.45% Exchangeable Guaranteed Notes due 2027” of the Issuer in respect of which the Parent Guarantor and the Subsidiary Guarantors are guarantors (the “Notes”) pursuant to that First Supplemental Indenture dated as of January 29, 2007 among the Issuer, the Guarantors and the Trustee (the “First Supplemental Indenture”);

WHEREAS, pursuant to Section 2.02 of the First Supplemental Indenture and Section 303 of the Original Indenture, the Issuer, the Guarantors and the Trustee increased the aggregate principal amount of the Notes by the issuance of Additional Notes pursuant to that Second Supplemental Indenture dated as of March 9, 2007 among the Issuer, the Guarantors and the Trustee (the “Second Supplemental Indenture”);

WHEREAS, pursuant to Section 901(9) of the Original Indenture, the Issuer, the Guarantors and the Trustee amended certain provisions of the Indenture to correct a provision in the Indenture which was defective or inconsistent with any other provision therein pursuant to that Third Supplemental Indenture dated as of June 19, 2007 among the Issuer, the Guarantors and the Trustee (the “Third Supplemental Indenture”);

WHEREAS, pursuant to Section 901(1) of the Original Indenture, the Issuer, the Guarantors and the Trustee amended certain provisions of the Indenture to evidence the succession of Lexington Realty Trust to The Lexington Master Limited Partnership and the assumption by Lexington Realty Trust of the covenants of the Issuer, therein and in the Securities pursuant to that Fourth Supplemental Indenture dated as of December 31, 2008 among the Issuer, the Guarantors and the Trustee (the “Fourth Supplemental Indenture” and, together with the Original Indenture, the First Supplement Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”);

WHEREAS, as a result of the Fourth Supplemental Indenture, the Parent Guarantor became the Issuer;

WHEREAS, pursuant to Sections 901(2) and 1405 of the Original Indenture, if any Subsidiary of the Issuer that is organized in the United States, any of the States or the District of Columbia and that was not a Lexington Credit Agreement Obligor becomes a Lexington Credit Agreement Obligor, the Issuer and the Issuer shall arrange for such Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary Guarantor shall fully, unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations;

WHEREAS, the Issuer entered into that certain Credit Agreement, dated as of February 13, 2009 (the “New Credit Agreement”), among the Issuer, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P., jointly and severally as borrowers, KeyBank National Association, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein;

WHEREAS, in connection with the New Credit Agreement, (1) the Subsidiaries of the Issuer listed on Exhibit A hereto, which were previously Subsidiary Guarantors, are no longer Lexington Credit Agreement Obligors (the “Released Subsidiary Guarantors”), (2) the Subsidiary Guarantors listed on Exhibit B hereto continue to be Lexington Credit Agreement Obligors (the “Existing Subsidiary Guarantors”), and (3) the Subsidiaries of the Issuer listed on Exhibit C hereto, which were not previously Subsidiary Guarantors, are now Lexington Credit Agreement Obligors (the “New Subsidiary Guarantors”);

WHEREAS, the Issuer has delivered an Officers’ Certificate to the Trustee designating the New Credit Agreement as the Lexington Credit Agreement under the Indenture;

WHEREAS, pursuant to Section 1404 of the Indenture, the Issuer has delivered an Officers’ Certificate to the Trustee informing the Trustee of the termination of all of the obligations under the Lexington Credit Agreement of the Released Subsidiary Guarantors, which released each such former Subsidiary Guarantor from all of its obligations under the Indenture and its Guarantee and such Guarantee has terminated;

WHEREAS, Section 1405 of the Indenture requires any Subsidiary of the Issuer that is organized in the United States, any of the States or the District of Columbia and that was not a Lexington Credit Agreement Obligor becomes a Lexington Credit Agreement Obligor, the Issuer shall arrange for such Subsidiary to execute and deliver to the Trustee, a supplemental indenture pursuant to which such Subsidiary Guarantor shall fully, unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations; and

WHEREAS, the Issuer, the Guarantors and the Trustee have duly authorized the execution and delivery of this instrument to amend the Indenture as set forth herein and have done all things necessary to make this instrument a valid agreement of the parties hereto, in accordance with its terms.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuer, the Guarantors and the Trustee agree as follows:

2

ARTICLE ONE
DEFINITIONS

Section 1.1             Definitions.  Capitalized terms used in this instrument and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE TWO
NEW SUBSIDIARY GUARANTORS

Section 2.1             New Subsidiary Guarantors.  The New Subsidiary Guarantors fully, unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations in accordance with the Indenture.

ARTICLE THREE
MISCELLANEOUS

Section 3.1             Relation to Original Indenture.  This Fifth Supplemental Indenture supplements the Indenture, and shall be a part and subject to all the terms thereof.  Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture, and the Securities issued thereunder shall continue in full force and effect.

Section 3.2             Concerning the Trustee.  The Trustee shall not be responsible for any recital herein (other than as they appear and as they apply to the Trustee) as such recitals shall be taken as statements of the Issuer and the Guarantors, or the validity of the execution by the Issuer or the Guarantors of this Fifth Supplemental Indenture.  The Trustee makes no representations as to the validity or sufficiency of this instrument.

Section 3.3             Effect of Headings.  The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 3.4             Counterparts.  This instrument may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

Section 3.5              Governing Law.  This instrument shall be governed by and construed in accordance with the laws of the State of New York.

[signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

ISSUER:

LEXINGTON REALTY TRUST,
as Issuer of the Notes

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Executive Vice President

EXISTING SUBSIDARY GUARANTORS:

LEPERCQ CORPORATE INCOME FUND L.P.,
a Delaware limited partnership, as a Subsidiary Guarantor

By:	Lex GP-1 Trust, its general partner, a Delaware statutory trust

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEPERCQ CORPORATE INCOME FUND II L.P.,
a Delaware limited partnership, as a Subsidiary Guarantor

By:	Lex GP-1 Trust, its general partner, a Delaware statutory trust

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

NET 3 ACQUISITION L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By:	Lex GP-1 Trust, its general partner, a Delaware statutory trust

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEX GP-1 TRUST,
as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEX LP-1 TRUST,
as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON OLIVE BRANCH MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON REALTY ADVISORS, INC., a Delaware corporation, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON SOUTHFIELD LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON WAXAHACHIE MANAGER LLC, its sole general partner, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LXP I TRUST, a Delaware statutory trust, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON WESTPORT MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

NEW SUBSIDIARY GUARANTORS:

LEXINGTON COLLIERVILLE MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON DUNCAN MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON FLORENCE MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON FORT STREET TRUSTEE LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON HONOLULU MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON LAC LENEXA GP LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON MLP WESTERVILLE MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEXINGTON TOY TRUSTEE LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LEX-PROPERTY HOLDINGS LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LSAC CROSSVILLE MANAGER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LSAC GENERAL PARTNER LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

LSAC OPERATING PARTNERSHIP L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By:	LSAC General Partner LLC, a Delaware limited liability company, its general partner

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

MLP UNIT PLEDGE GP LLC, a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

MLP UNIT PLEDGE L.P., a Delaware limited partnership, as a Subsidiary Guarantor

By:	MLP Unit Pledge GP LLC, a Delaware limited liability company, its general partner

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

NEWKIRK 21 AT GP LLC
NEWKIRK ALTENN GP LLC
NEWKIRK AVREM GP LLC
NEWKIRK BASOT GP LLC
NEWKIRK BEDCAR GP LLC
NEWKIRK CAROLION GP LLC
NEWKIRK CLIFMAR GP LLC
NEWKIRK DALHILL GP LLC
NEWKIRK ELWAY GP LLC
NEWKIRK GERSANT GP LLC
NEWKIRK JACWAY GP LLC
NEWKIRK JLE WAY GP LLC
NEWKIRK JOHAB GP LLC
NEWKIRK LANMAR GP LLC
NEWKIRK LIROC GP LLC
NEWKIRK ORPER GP LLC
NEWKIRK SABLEMART GP LLC
NEWKIRK SALISTOWN GP LLC
NEWKIRK SEGUINE GP LLC
NEWKIRK SPOKMONT GP LLC
NEWKIRK STATMONT GP LLC
NEWKIRK SUNWAY GP LLC
NEWKIRK SUPERWEST GP LLC
NEWKIRK WALANDO GP LLC
NEWKIRK WASHTEX GP LLC
NK-CINN HAMILTON PROPERTY MANAGER LLC
NK-LUMBERTON PROPERTY MANAGER LLC
NK-ODW/COLUMBUS PROPERTY MANAGER LLC
LEX GP HOLDING LLC
NEWKIRK MLP UNIT LLC
Each, a Delaware limited liability company

By:	MLP Manager Corp., their Manager

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Senior Vice President

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ William G. Keenan
Name: William G. Keenan
Title: Vice President

Exhibit A

Released Subsidiary Guarantors

Lexington BCBS L.L.C.
Lexington Carrollton Manager LLC
Lexington Chelmsford Manager LLC
Lexington Contributions Inc.
Lexington Dover LLC
Lexington Fort Street Trust
Lexington Foxboro I LLC
Lexington Foxboro II LLC
Lexington High Point Manager LLC
Lexington Los Angeles Manager LLC
Lexington Millington Manager LLC
Lexington Minneapolis LLC
Lexington Multi-State Holdings L.P.
Lexington OC LLC
Lexington Olive Branch LLC
Lexington Tennessee Holdings L.P.
Lexington Texas Holdings L.P.
Lexington TIC OK Holdings L.P.
Lexington Toys II Trust
Lexington Wallingford Manager LLC
Lexington Waxahachie L.P.
LXP GP, LLC
LXP I, L.P.
LXP II, L.P.
LXP ISS Holdings L.P.
LXP Memorial L.L.C.
LXP Realty Income Fund L.P.
Phoenix Hotel Associates Limited Partnership
Savannah Waterfront Hotel LLC
Union Hills Associates
Union Hills Associates II
Lexington Collierville L.P.
Lexington Collierville Manager LLC
Lexington Sugarland Manager LLC
Lexington Euro Holdings LTD.
LXP Advisory LLC
Westport View Corporate Center L.P.

Exhibit B

Existing Subsidiary Guarantors

Lepercq Corporate Income Fund L.P.
Lepercq Corporate Income Fund II L.P.
Net 3 Acquisition L.P.
Lex GP-1 Trust
Lex LP-1 Trust
Lexington Olive Branch Manager LLC
Lexington Realty Advisors, Inc.
Lexington Southfield LLC
Lexington Waxahachie Manager LLC
LXP I Trust
Lexington Westport Manager LLC

Exhibit C

New Subsidiary Guarantors

Lex GP Holding LLC
Lexington Collierville Manager LLC
Lexington Duncan Manager LLC
Lexington Florence Manager LLC
Lexington Fort Street Trustee LLC
Lexington Honolulu Manager LLC
Lexington LAC Lenexa GP LLC
Lexington MLP Westerville Manager LLC
Lexington Toy Trustee LLC
Lex-Property Holdings LLC
LSAC Crossville Manager LLC
LSAC General Partner LLC
LSAC Operating Partnership L.P.
MLP Unit Pledge GP LLC
MLP Unit Pledge L.P.
Newkirk 21AT GP LLC
Newkirk Altenn GP LLC
Newkirk Avrem GP LLC
Newkirk Basot GP LLC
Newkirk Bedcar GP LLC
Newkirk Carolion GP LLC
Newkirk Clifmar GP LLC
Newkirk Dahill GP LLC
Newkirk Elway GP LLC
Newkirk Gersant GP LLC
Newkirk Jacaway GP LLC
Newkirk JLE WAY GP LLC
Newkirk Johab GP LLC
Newkirk Lanmar GP LLC
Newkirk Liroc GP LLC
Newkirk MLP Unit LLC
Newkirk Orper GP LLC
Newkirk Sablemark GP LLC
Newkirk Salistown GP LLC
Newkirk Seguine GP LLC
Newkirk Statmont GP LLC
Newkirk Sunway GP LLC
Newkirk Superwest GP LLC
Newkirk Walando GP LLC
Newkirk Washtex GP LLC
NK-Cinn Hamilton Property Manager LLC